Exhibit 10.5

AGREEMENT FOR PURCHASE AND SALE OF
UNITS IN NEW PE HOLDCO LLC

THIS AGREEMENT FOR PURCHASE AND SALE OF UNITS IN NEW PE HOLDCO LLC, (“Agreement”) dated as of September 27, 2010, is made by and among CS Candlewood Special Situations Fund, L.P., a Delaware limited partnership (“Seller”) and Pacific Ethanol, Inc., a Delaware corporation (“Buyer”).  Unless otherwise defined in this Agreement, capitalized terms used in this Agreement are defined in Exhibit A.

W I T N E S S E T H

WHEREAS, New PE Holdco LLC, a Delaware limited liability company (the “Company”), issued certain limited liability company interests denominated as “Units” pursuant to the LLC Agreement (as defined below) to Seller in connection with the consummation of that certain Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated April 16, 2010, filed with the United States Bankruptcy Court for the District of Delaware by the predecessors in interest to the Company’s direct and indirect wholly-owned subsidiaries;

WHEREAS, in connection with the issuance of the Units, the Company and Seller, among others, have executed that certain Limited Liability Company Agreement of New PE Holdco LLC (the “LLC Agreement”); and

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, Eighty (80) Units (the “Seller Units”) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements and mutual covenants and based upon the representations and warranties set forth herein, the parties agree as follows:

1.      Purchase and Sale of Seller Units.

(a) Subject to the terms and conditions of this Agreement, Buyer agrees to purchase, and Seller agrees to sell, convey, assign, transfer and deliver to Buyer, the Seller Units, free and clear of all Encumbrances, on the Closing Date (the “Transaction”).

(b) As consideration for the sale of the Seller Units to Buyer at the Closing, Buyer shall pay to Seller, in cash, a total of eight million eight hundred eighty thousand dollars ($8,880,000.00) (the “Cash Consideration”) by wire transfer to the account designated by Seller in Section 5(b) hereinbelow.

(c) The closing of the sale of the Seller Units to Buyer (the “Closing”) shall take place at 10:00 a.m. New York time as soon as the condition set forth in Section 6 is satisfied, but in no event later than October 22, 2010 (the “Closing Date”) or such other time as may be mutually agreed by the parties hereto.

2.      Seller Representations.  Seller represents and warrants to Buyer as follows:

(a) Organization.  Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.  Seller is in good standing and qualified to do business as a foreign corporation in any state in which it is doing business.

(b) Due Authorization; Enforceability. The execution, delivery and performance of this Agreement have been duly and validly authorized by Seller.  Assuming the due authorization, execution and delivery of the same by Buyer, this Agreement and the unit transfer certificate and takedown certificate provided for in Section 4 (collectively,  the “Transaction Documents”) constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms (except as may be limited by bankruptcy, insolvency, reorganization and other similar laws and equitable principles relating to or limiting creditors’ rights generally).

(c) Non-Contravention; Consents. Other than any communication required by Section 9 of the LLC Agreement (including notice to the Company pursuant to Section 9.6), Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the Transaction.  Neither the execution and delivery of this Agreement and the other Transaction Documents, nor the consummation of the Transaction, will directly or indirectly (with or without notice or lapse of time):  (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Charter Documents of Seller; (ii) conflict with or violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject; (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Seller is a party or by which either is bound; or (iv) result in the imposition or creation of an Encumbrance upon the Seller Units.

(d) Ownership of Seller Units.  Seller is the unconditional and sole legal, beneficial, record and equitable owner of the Seller Units, and Seller has full power and authority to sell and transfer Seller Units, free and clear of any restrictions on transfer or any other Encumbrances.  Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Seller Units.

(e) Distributions.  Seller has no current outstanding obligation to return to the Company all or any portion of any distribution previously received from the Company in respect of the Seller Units.

(f) LLC Agreement.  The LLC Agreement is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization and other similar laws and equitable principles relating to or limiting creditors’ rights generally).

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(g) LLC Agreement.  To Seller’s knowledge, Seller is subject to no restrictions on its ability to transfer the Seller Units to Buyer other than the provisions of Section 9 of the LLC Agreement.

(h) Brokers.  Seller has not agreed or become obligated to pay, or has taken any action that might result in any person, entity or governmental body claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with the Transaction.

3.      Buyer Representations.  Buyer represents and warrants to Seller as follows:

(a) Organization.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Seller is in good standing and qualified to do business as a foreign corporation in any state in which it is doing business.

(b) Due Authorization; Enforceability.  The execution, delivery and performance of this Agreement have been duly and validly authorized by Buyer.  Assuming the due authorization, execution and delivery of the same by Buyer, this Agreement and the other Transaction Documents hereto constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms (except as may be limited by bankruptcy, insolvency, reorganization and other similar laws and equitable principles relating to or limiting creditors’ rights generally).

(c) Non-Contravention; Consents. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the Transaction.  Neither the execution and delivery of this Agreement and the other Transaction Documents, nor the consummation of the Transaction, will directly or indirectly (with or without notice or lapse of time):  (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Charter Documents of Seller; (ii) conflict with or violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject; or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Buyer is a party or by which it is bound.

(d) Investment Intent.  Buyer is acquiring the Seller Units for its own account for investment purposes only and not with a view to the distribution or resale thereof, in whole or in part.

4.      Closing Deliverables by Seller.  At the Closing, Seller shall deliver the following to Buyer:

(a)           a unit transfer certificate in the form annexed as Exhibit B hereto following Seller’s receipt of a Federal Reference Number evidencing Buyer’s wire transfer as set forth in Section 5(b) below; and

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(b)           a certificate from Seller certifying that (i) each of the representations and warranties made by Seller in this Agreement is true and correct as of the date of this Agreement and the date of the Closing and (ii) each of the covenants and agreement that Seller is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects;

(c)           such other documents or instruments of transfer as Buyer reasonably may request to effect the Transaction.

5.      Closing Deliverables by Buyer.  At the Closing, Buyer shall deliver the following to Buyer:

(a)           a certificate from Buyer certifying that (i) each of the representations and warranties made by Buyer in this Agreement is true and correct as of the date of this Agreement and as of the date of the Closing and (ii) each of the covenants and agreement that Buyer is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects; and

(b)           the Cash Consideration by wire transfer to Seller at the following account

USD PAYMENTS
Bank: JPMorgan Chase Bank
ABA # 021000021
Account Name: J.P. Morgan Clearing Corp.
A/C # 066001633 JPMCC
FFC - Candlewood Special Situations Fund L.P.
Account #: Acct # 102-37982

6.      Closing Condition.  The obligation of Buyer to Close the Transaction is expressly conditioned upon Buyer first having exercised any portion of the Call Option and become a Member pursuant to the Call Option Agreement.

7.      Survival of Representations and Covenants.

(a)           The covenants and agreements of each Party shall survive the Closing for the periods specified in such covenants and agreements, or if no period is specified, until the fourth anniversary of the Closing.  The representations and warranties of each Party shall survive until the fourth anniversary of the Closing.

(b)           The representations, warranties, covenants and obligations of Seller and the rights and remedies that may be exercised by any Indemnified Party shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, any of the Indemnified Parties or any of their Representatives.

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8.      Indemnification by Seller.  Seller shall hold harmless and indemnify each of the Indemnified Parties from and against, and shall compensate and reimburse each of the Indemnified Parties for, any Losses that are directly or indirectly suffered or incurred by any of the Indemnified Parties or to which any of the Indemnified Parties may otherwise become subject at any time (regardless of whether or not such Losses relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

(a)           any material breach by Seller or of any material representation or warranty of Seller contained in this Agreement, any other Transaction Document or in any certificate delivered by pursuant to any provision of this Agreement or any other Transaction Document; and

(b)            any breach of any covenant or agreement of Seller contained in this Agreement or any other Transaction Document.

9.      Additional Agreements.

(a) Further Assurances.  Each Party agrees to execute and deliver such further documents and instruments and to take such further actions after the Closing as may be necessary or desirable and reasonably requested by the other Party to give effect to the Transaction.

(b) Expenses.  Each Party shall bear and pay all fees, costs and expenses that have been incurred or that are in the future incurred by, on behalf of, such Party in connection with the negotiation, preparation and review of this Agreement, the other Transaction Documents and all certificates and other instruments and documents delivered or to be delivered in connection with the Transaction, and the consummation and performance of the Transaction. shall responsible.

10.     Miscellaneous.

(a) Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, when mailed by certified mail, return receipt requested, when sent by facsimile with confirmation of receipt received, or when delivered by overnight courier with executed receipt.  Notices, demands and communications to Seller or Buyer shall, unless another address is specified in writing in accordance herewith, be sent to the address indicated below:

Notices to Seller*:	Candlewood Special Situations Fund L.P.
Attn: David Koenig
777 Third Ave. – Suite 19B
New York, NY 10017
Tel: 212 493 4466
Fax: 212 493 4467

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Notices to Buyer:                     Pacific Ethanol, Inc.
400 Capitol Mall
Suite 2060
Sacramento, CA  95814
Attn: General Counsel
Tel: (916) 403-2130
Fax: (916) 446-3936

with copies to:                          Rutan & Tucker, LLP
611 Anton Boulevard
Suite 1400
Costa Mesa, CA  92626-1931
Attn: Larry Cerutti, Esq.
Tel: (714) 641-3450
Fax: (714) 546-9035

(b) Amendment.  No change in or modification of this Agreement shall be valid unless the same shall be in writing and signed by Seller and Buyer.

(c) Waiver.  No failure or delay on the part of the parties or any of them in exercising any right, power or privilege hereunder, nor any course of dealing between the parties or any of them shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude the simultaneous or later exercise of any other right, power or privilege.  The rights and remedies herein expressly provided are cumulative and are not exclusive of any rights or remedies which the parties or any of them would otherwise have.

(d) Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all of the parties hereto had signed the same document.  All counterparts shall be construed together and shall constitute one agreement.  This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission (including a PDF file), shall be treated in all manner and respects as an original Agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  No party hereto shall raise the use of a facsimile machine or electronic transmission to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine or electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

(e) GOVERNING LAW.  THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION OF ITS TERMS, AND THE INTERPRETATION OF THE RIGHTS AND DUTIES ARISING HEREUNDER, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.

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(f) Submission to Jurisdiction; Waiver of Jury Trial and Venue.

(1)           SUBMISSION TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(2)           WAIVER OF JURY TRIAL AND VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (i) ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR AND (ii) ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO ABOVE.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(3)           Service of Process.  Each party hereto agrees that service of process may be effectuated by mailing a copy of the summons and complaint, or other pleading, by certified mail, return receipt requested, in accordance with Section 10(a).

(g) Benefit and Binding Effect.  Except as otherwise provided in this Agreement, no right under this Agreement shall be assignable and any attempted assignment in violation of this provision shall be void.  Every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, administrators, heirs, successors, transferees, and assigns.  It is understood and agreed among the parties that this Agreement and the covenants made herein are made expressly and solely for the benefit of the parties hereto, and that no other Person, other than as expressly set forth in this, shall be entitled or be deemed to be entitled to any benefits or rights hereunder, nor be authorized or entitled to enforce any rights, claims or remedies hereunder or by reason hereof.

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(h) Severability.  Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.  The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement.  If any time period set forth herein is held by a court of competent jurisdiction to be unenforceable, a different time period that is determined by the court to be more reasonable shall replace the unenforceable time period.

(i) Headings; Construction.  Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.  Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party.  Every schedule and other addendum attached to this Agreement and referred to herein is incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.  All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

(j) Entire Agreement.  This Agreement contains the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and all contemporaneous oral agreements.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement for Purchase And Sale of Units in New PE Holdco LLC as of the day and year first above written.

Buyer

Pacific Ethanol, Inc.

By:	/s/ Neil M. Koehler
Name: Neil M. Koehler
Title: Chief Executive Officer

Seller

Credit Suisse Candlewood Special Situations Fund L.P.

By:	/s/ David Koenig
Name: David Koenig
Title: Authorized Signatory

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Exhibit A

Definitions

“Action” is defined in Section 9(b).

“Affiliate” means an individual or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified individual or entity.  For purposes of this definition, “control” shall include, without limitation, the exertion of significant influence over an individual or entity and shall be conclusively presumed as to any fifty percent (50%) or greater equity interest.

“Buyer” is defined in the preamble hereof.

“Cash Consideration” is defined in Section 1(b).

“Charter Documents” shall mean, as applicable, the specified entity’s (i) certificate of incorporation or formation or other charter or organizational documents, and (ii) bylaws or operating agreement, each as from time to time in effect.

“Closing” is defined in Section 1(c).

“Closing Date” is defined in Section 1(c).

“Company” is defined in the recitals hereto.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of an asset, any restriction on the receipt of any income derived from an asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of an asset) other than as provided in the LLC Agreement.

“Indemnified Party” means (a) Buyer, (b) Buyer’s current Affiliates; (c) the respective Representatives of the persons referred to in clauses (a), and (b); and the respective successors and assigns of the persons referred to in clauses (a), (b), and (c) above.

“LLC  Agreement” is defined in the recitals hereto.

“Loss” shall include any loss, damage, injury, decline in value, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including court costs and any cost of investigation) or expense of any nature.

“Party” or “Parties” means any of Seller and Buyer.

“Person” means any individual, person, limited liability company, partnership, trust, unincorporated organization, corporation, association, joint stock company, business, group, government, government agency or authority or other entity.

“Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

“Seller” is defined in the preamble hereof.

“Seller Units” is defined in the preamble hereof.

“Transaction” is defined in Section 1(d).

“Transaction Documents” is defined in Section 2(b).

 “Unit” is defined in the recitals hereto.

Exhibit B

Unit Transfer Certificate

MEMBERSHIP INTEREST ASSIGNMENT
SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned does hereby sell, assign, and transfer unto ______________________________, a ___________________________, _________________ ( _____%) of the membership interest of ___________________________________, a ______________ limited liability company (the “Company”), standing in the name of the undersigned on the books of the Company [represented by Certificate No. ___ herewith] and does hereby irrevocably constitute and appoint _____________________________ as attorney to transfer the said membership interest on the books of the Company with full power of substitution.

Effective date: ________________   ______________________________________

Date	By:
Name:
Title: